[LETTERHEAD OF JIMMY LOH, CPA]



December 14, 2001


Securities and Exchange Commission
450 Fifth Street N.W.
Washington DC  20549


Re:     Form 8-K-A2
        Birch Financial, Inc.
        Commission File No. 333-49736


We agree with the statements made by Birch Financial, Inc. in the Form 8-K-A2, regarding the resignation of our firm as the independent auditor of Birch Financial, Inc. effective October 16, 2001.

Sincerely,

/s/ Jimmy Loh CPA

A professional corporation